Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements:
(1)Registration Statement (Form S-4 No. 333-248989) of Third Point Reinsurance Ltd.,
(2)Registration Statement (Form S-3 No. 333-221518) of Third Point Reinsurance Ltd.,
(3)Registration Statement (Form S-3 Nos. 333-201598) of Third Point Reinsurance Ltd. and Third Point Re (USA) Holdings Inc., and
(4)Registration Statement (Form S-8 No. 333-190724) pertaining to the Third Point Reinsurance Limited Share Incentive Plan and the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan;

of our reports dated February 23, 2021, with respect to the consolidated financial statements of Third Point Reinsurance Ltd. and the effectiveness of internal control over financial reporting of Third Point Reinsurance Ltd. included in this Annual Report (Form 10-K) of Third Point Reinsurance Ltd. for the year ended December 31, 2020, and the financial statement schedules of Third Point Reinsurance Ltd. included herein.

/s/ Ernst & Young Ltd.

Hamilton, Bermuda
February 23, 2021